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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 2-73650, 33-50786, 333-24703, 333-
50005, 333-50827, 333-89453, 333-48420, 333-44496, and 333-48418) and Form S-3
(Registration No. 33-53387) of H.B. Fuller Company of our report dated January 12, 2001 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K405.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 1, 2001